                                                                     EXHIBIT 1.1

================================================================================




                            ATMOS ENERGY CORPORATION

                       (a Texas and Virginia corporation)



                        8,650,000 Shares of Common Stock



                               PURCHASE AGREEMENT






================================================================================

Dated: July 13, 2004

                                TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----
SECTION 1.  Representations and Warranties..................................................................3
  (a)       Representations and Warranties by the Company...................................................3
            (i)      Compliance with Registration Requirements..............................................3
            (ii)     Incorporated Documents.................................................................4
            (iii)    Independent Accountants of the Company.................................................4
            (iv)     Financial Statements...................................................................4
            (v)      No Material Adverse Change in Business.................................................5
            (vi)     Good Standing of the Company...........................................................5
            (vii)    Good Standing of the Subsidiaries......................................................5
            (viii)   Capitalization of the Company..........................................................5
            (ix)     Capitalization of the Subsidiaries.....................................................6
            (x)      Authorization of Agreement.............................................................6
            (xi)     Authorization and Description of Securities............................................6
            (xii)    Absence of Defaults and Conflicts......................................................6
            (xiii)   Absence of Labor Dispute...............................................................7
            (xiv)    Absence of Proceedings.................................................................7
            (xv)     Accuracy of Exhibits...................................................................7
            (xvi)    Possession of Intellectual Property....................................................7
            (xvii)   Absence of Further Requirements........................................................8
            (xviii)  Possession of Licenses and Permits.....................................................8
            (xix)    Title to Property......................................................................8
            (xx)     Investment Company Act.................................................................9
            (xxi)    Environmental Laws.....................................................................9
            (xxii)   Registration Rights....................................................................9
            (xxiii)  Independent Accountants of TXU Gas.....................................................9
            (xxiv)   Merger.................................................................................9
            (xxv)    Internal Controls.....................................................................10
            (xxvi)   ERISA.................................................................................10
            (xxvii)  Insurance.............................................................................10
            (xxviii) Taxes.................................................................................10
            (xxix)   Sarbanes-Oxley........................................................................11
  (b)       Officer's Certificates.........................................................................11

SECTION 2.  Sale and Delivery to Underwriters; Closing.....................................................11
  (a)       Initial Securities.............................................................................11
  (b)       Option Securities..............................................................................11
  (c)       Payment........................................................................................11
  (d)       Denominations; Registration....................................................................12

SECTION 3.  Covenants of the Company.......................................................................12

  (a)       Prospectus Supplement; Delivery of Prospectus..................................................12
  (b)       Filing of Amendments...........................................................................12
  (c)       Delivery of Registration Statements............................................................13
  (d)       Delivery of Prospectuses.......................................................................13
  (e)       Continued Compliance with Securities Laws......................................................13
  (f)       Blue Sky Qualifications........................................................................13
  (g)       Rule 158.......................................................................................14
  (h)       Use of Proceeds................................................................................14
  (i)       Listing........................................................................................14
  (j)       Notice upon Effectiveness; Commission Requests.................................................14
  (k)       Restriction on Sale of Securities..............................................................14
  (l)       Reporting Requirements.........................................................................15
  (m)       Merger.........................................................................................15

SECTION 4.  Payment of Expenses............................................................................15
  (a)       Expenses.......................................................................................15
  (b)       Termination of Agreement.......................................................................16

SECTION 5.  Conditions of Underwriters' Obligations........................................................16
  (a)       Effectiveness of Registration Statement........................................................16
  (b)       Opinions of Counsels for Company...............................................................16
  (c)       Opinion of Counsel for Underwriters............................................................17
  (d)       Officers' Certificate..........................................................................17
  (e)       Accountants' Comfort Letter....................................................................17
  (f)       Bring-down Comfort Letter......................................................................17
  (g)       Approval of Listing............................................................................18
  (h)       No Objection...................................................................................18
  (i)       Lock-up Arrangements...........................................................................18
  (j)       Merger Agreement...............................................................................18
  (k)       Conditions to Purchase of Option Securities....................................................18
  (l)       Additional Documents...........................................................................19
  (m)       Termination of Agreement.......................................................................19

SECTION 6.  Indemnification................................................................................19
  (a)       Indemnification of Underwriters................................................................19
  (b)       Indemnification of Company, Directors and Officers.............................................20
  (c)       Actions Against Parties; Notification..........................................................20
  (d)       Settlement Without Consent If Failure to Reimburse.............................................21

SECTION 7.  Contribution...................................................................................22

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.................................23


SECTION 9.  Termination of Agreement.......................................................................23
  (a)       Termination; General...........................................................................23
  (b)       Liabilities....................................................................................23

SECTION 10. Default by One or More of the Underwriters.....................................................24

SECTION 11. Notices .......................................................................................24

SECTION 12. Parties .......................................................................................24

SECTION 13. Representation of Underwriters.................................................................25

SECTION 14. GOVERNING LAW AND TIME.........................................................................25

SECTION 15. Effect of Headings.............................................................................25

SECTION 16. Counterparts...................................................................................25

SCHEDULES

Schedule A - List of Underwriters

Schedule B - Pricing Information

Schedule C - List of Subsidiaries

Schedule D - List of Persons and Entities Subject to Lock-up

EXHIBITS

Exhibit A - Form of Opinion of Company's Counsel

Exhibit B - Form of Opinion of Virginia Counsel to the Company

Exhibit C - Form of Opinion of General Counsel of the Company

Exhibit D - Form of Lock-Up Agreement

                            ATMOS ENERGY CORPORATION
                       (a Texas and Virginia corporation)
                        8,650,000 Shares of Common Stock
                                 (No Par Value)


                               PURCHASE AGREEMENT

                                                                   July 13, 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce Fenner & Smith
     Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Edward D. Jones & Co., L.P.
     as Representative of the several Underwriters named in Schedule A

c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce Fenner & Smith
           Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

                  Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan Securities Inc., Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., Edward D. Jones & Co., L.P. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, is acting as representative (in such capacity, the "Representative "), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,289,393 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 8,650,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,289,393 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-75576). Such registration statement, as amended at the date hereof, including the exhibits thereto, schedules thereto, if any, and the documents incorporated or deemed to be incorporated by reference therein, is hereinafter referred to as the "Registration Statement". The Registration Statement includes a prospectus prepared in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), relating to certain debt securities and common stock of the Company, as the case may be, and the offering thereof from time to time in accordance with Rule 415 under the 1933 Act pursuant to the Registration Statement. The Registration Statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." The base prospectus included in the Registration Statement relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. Any preliminary prospectus supplement attached to the base prospectus that was filed omitting certain information regarding the public offering price and description of Securities pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act and used prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

                  On June 17, 2004, LSG Acquisition Corporation, a wholly owned subsidiary of the Company, entered into an agreement and plan of merger, dated as of June 17, 2004 (the "Merger Agreement"), with TXU Gas Company ("TXU Gas"), that provides for the acquisition by LSG Acquisition Corporation of substantially all the natural gas distribution and pipeline operations of TXU Gas (the "Merger").

                  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

                  SECTION 1. Representations and Warranties.

                  (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the time of the filing by the Company of any annual report on Form 10-K or any quarterly report on Form 10-Q and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the published rules and regulations under the 1933 Act (the "1933 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, 1933 Act Regulations, 1934 Act and the published rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact and did not omit to or will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Independent Accountants of the Company. Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. To the knowledge of the Company, the financial statements of TXU Gas included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of TXU Gas and its consolidated subsidiaries at and for the dates indicated and the statement of operations, stockholders' equity and cash flows of TXU Gas and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus with respect to the Company present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company and, to the knowledge of the Company, TXU Gas, as the case may be, included or incorporated by reference in the Registration Statement and the Prospectus. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the 1934 Act and the 1934 Act Regulations, including the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give pro forma effect to the transactions and circumstances referred to therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of the Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X), which for purposes of this Agreement shall include LSG Acquisition Corporation, (each a "Subsidiary" and, collectively, the "Subsidiaries") (a) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, (b) has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The only Subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

                  (viii) Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, acquisitions or employee benefit plans each referred to in the Prospectus or pursuant to the exercise of convertible securities or options each referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Capitalization of the Subsidiaries. All of the issued and outstanding capital stock, limited liability company membership interests, or other beneficial interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or limited liability company membership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

                  (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (xi) Authorization and Description of Securities. The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to the terms of this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to all the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Merger Agreement, the LSG Parent Guaranty, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company and any subsidiary of the Company in connection with the consummation of the transactions contemplated herein, in the Merger Agreement, the LSG Parent Guaranty and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and any subsidiary of the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action on the part of the Company and any of the subsidiaries and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges, encumbrances or a Repayment Event that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or other organizational document of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (assuming receipt of the approvals or waivers set forth in the Merger Agreement). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties, assets or operations of the Company and its subsidiaries, except what does not result in a Material Adverse Effect, or the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of its obligations hereunder or in the Merger Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property, assets or operations is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xvi) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively,

         "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvii) Absence of Further Requirements. There have been issued and, at the Closing Time, there shall be in full force and effect orders or authorizations of the regulatory authorities of the States of Colorado, Georgia, Illinois, Kentucky and Virginia, respectively, authorizing the issuance and sale of the Securities on terms herein set forth or contemplated and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws.

                  (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xix) Title to Property. The Company and its subsidiaries have good title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxi) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxii) Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities registered under the Registration Statement.

                  (xxiii) Independent Accountants of TXU Gas. To the knowledge of the Company, Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules of TXU Gas included and incorporated by reference in the Registration Statement and Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (xxiv) Merger. The Merger Agreement has been duly authorized, executed and delivered by LSG Acquisition Corporation and the guaranty provided by the Company of the obligations of LSG Acquisition Corporation, as provided in the Merger Agreement (the "LSG Parent Guaranty") has been duly authorized, executed and delivered by the Company and the Merger Agreement and the LSG Parent Guaranty, constitute valid and binding agreements of LSG Acquisition Corporation and the Company, as the case may be. The Company does not know of any breach or violation by TXU Gas of its representations, warranties, covenants and agreements contained in the Merger Agreement.

                  (xxv) Internal Controls. Each of the Company and its subsidiaries (A) makes and keeps accurate books and records and (B) maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with the Company's management's authorization (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to the Company's assets is permitted only in accordance with management's authorization and (iv) the reported accountability for the Company's assets is compared with existing assets at reasonable intervals. To the knowledge of the Company, TXU Gas is in compliance, in all material respects, with the requirements of Section 13(b)(2) of the 1934 Act.

                  (xxvi) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where such non-compliance would not have a Material Adverse Effect; no "reportable event" (as defined in Section 4043(c) of ERISA), other than events with respect to which the 30-day notice requirement under
         Section 4043 of ERISA has been waived, has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability that would have a Material Adverse Effect; the Company has not incurred and does not expect to incur any liability that would have a Material Adverse Effect (A) under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (B) due to an "accumulated funding deficiency" under Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" maintained by the Company that is intended to be qualified under Section 401(a) of the Code is, to the knowledge of the Company, so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such failure to qualify or such loss would not have a Material Adverse Effect.

                  (xxvii) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, except where the failure to do so would not have a Material Adverse Effect.

                  (xxviii) Taxes. The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings or where the failure to do so would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which would have a Material Adverse Effect.

                  (xxix) Sarbanes-Oxley. The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 to the extent currently applicable.


                  (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Underwriters; Closing.

                  (a) Initial Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule B, the number of Initial Securities set forth opposite the name of such Underwriter in Schedule A, plus any additional Initial Securities that such Underwriter may become obligated to purchase pursuant to
Section 10 of this Agreement.

                  (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,289,393 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and the Underwriters, at 9:00 A.M. (Eastern Time) on Monday, July 19, 2004 (unless postponed pursuant to Section 10), or at such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company, against delivery to the Underwriters for the respective accounts of the several Underwriters of the Securities to be purchased by them.

                  In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the Purchase Price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on each Delivery Date as specified in the notice from Merrill Lynch to the Company.

                  (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and any Option Securities will be made available in New York City for examination and packaging by the Underwriters not later than 10:00 A.M. (Eastern Time) on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                  SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Prospectus Supplement; Delivery of Prospectus. The Company has prepared a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the amount of the Securities and their terms, the name of each Underwriter participating in the offering and the number of the Securities that each severally and not jointly has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of the Prospectus as the Underwriters shall reasonably request.

                  (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act, or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Prospectus.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

                  (j) Notice upon Effectiveness; Commission Requests. During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement,
         (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (k) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or

         (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) any shares of Common Stock issued by the Company as a result of acquisitions where such shares of Common Stock are subject to the restrictions set forth herein, (F) any shares of Common Stock sold pursuant to a registration demanded under any registration rights described in the Prospectus or (G) the filing with the Commission and any other regulatory authority of a registration statement substantially similar to the Registration Statement (other than as to the aggregate amount of securities covered thereby and inclusion of shares of Common Stock of any individual holders under any registration rights described in the Prospectus), provided that no securities of the Company are sold pursuant to such registration statement during the 90-day lock-up period. Notwithstanding the foregoing, if: (1) during the last 17 days of the 90-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this section shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                  (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (m) Merger. The Company shall use its commercially reasonable efforts to complete, and cause LSG Acquisition Corporation to complete, the Merger pursuant to the terms of the Merger Agreement and the related agreements.

                  SECTION 4. Payment of Expenses.

                  (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits, including any documents incorporated therein by reference) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the filing fees incident to any necessary filings under state securities laws and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, if any, and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

                  (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof as of the Closing Time and each Date of Delivery or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated, pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A Prospectus Supplement shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinions of Counsels for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of (i) Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto, (ii) Hunton & Williams, Virginia counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and (iii) Louis P. Gregory, General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto.

                  (c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, as the Representative may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change or a development known to the Company involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Senior Vice President of the Company and of the Treasurer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from each of Ernst & Young LLP, independent public accountants for the Company ("Ernst & Young"), and Deloitte & Touche LLP, independent public accountants for TXU Gas ("Deloitte & Touche"), a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company, with respect to Ernst & Young, and TXU Gas, with respect to Deloitte & Touche, contained in or incorporated by reference in the Registration Statement and the Prospectus.

                  (f) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from each of Ernst & Young and Deloitte & Touche, a letter, dated as of Closing Time, to the effect that each of Ernst & Young and Deloitte & Touche reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (h) No Objection. If required, the NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (i) Lock-up Arrangements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

                  (j) Merger Agreement. At the Closing Time, the Merger Agreement remains in effect and has not been terminated and the terms of the Merger, as described in the Prospectus, have not been materially amended in any respect that is materially adverse to the Company.

                  (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                           (i) Officers' Certificate. A certificate, dated such
                   Date of Delivery, of the President or a Senior Vice President of the Company and of the chief financial officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery;

                           (ii) Opinions of Counsels for Company and the General
                   Counsel. The favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, together with the favorable opinion of Hunton & Williams, Virginia counsel for the Company and the favorable opinion of Louis P. Gregory, General Counsel of the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                   Section 5(b) hereof;

                           (iii) Opinion of Counsel for Underwriters. The
                   favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                   Section 5(c) hereof; and

                           (iv) Bring-down Comfort Letter. A letter from each of
                   Ernst & Young, and Deloitte & Touche in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery;

and at each Date of Delivery, the Merger Agreement remains in effect and has not been terminated and the terms of the Merger, as described in the Prospectus, have not been materially amended.

                  (l) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

                  (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6. Indemnification.

                  (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus, Prospectus Supplement or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if the Company shall sustain the burden of proving that (i) the untrue statement or omission contained in the Prospectus was corrected; (ii) such person was not sent or given a copy of the Prospectus (excluding documents incorporated by reference) which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Securities to such person if required by applicable law; and (iii) the Company satisfied its obligation pursuant to Section 3(d) of this Agreement to provide a sufficient number of copies of the Prospectus to the Underwriters.

                  (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent If Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and such indemnified party shall be entitled to such reimbursement, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                  SECTION 9. Termination of Agreement.

                  (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, Texas or Virginia authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate number of Defaulted Securities does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the aggregate number of Defaulted Securities exceeds 10% of the aggregate number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and that of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time or the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080 and notices to the Company shall be directed to it at 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas, 75240, attention of Louis P. Gregory.

                  SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons within the meaning of Section 15 of the 1933 Act and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors and assigns, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by the Representative will be binding upon all Underwriters.

                  SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


                  SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.



                                      Very truly yours,
                                      ATMOS ENERGY CORPORATION



                                      By: /s/LOUIS P. GREGORY
                                         --------------------------------
                                         Name:  LOUIS P. GREGORY
                                         Title: Senior Vice President & General
                                                Counsel

CONFIRMED AND ACCEPTED,
   as of the date first above written:


MERRILL LYNCH & CO.
Merrill Lynch, Pierce Fenner & Smith
        Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Edward D. Jones & Co., L.P.

         As Representative of the several Underwriters


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED



By: /s/ TRAVIS ARMAYOR
    -----------------------
        Authorized Signatory

For themselves and as Representative of the other Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A



                                                      Number
                                                        of
                                                      Initial
       Name of Underwriter                           Securities
       -------------------                           ----------
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated ..............................  5,190,000
J.P. Morgan Securities Inc. .......................    865,000
Lehman Brothers Inc. ..............................    865,000
UBS Securities LLC ................................    865,000
A.G. Edwards & Sons, Inc. .........................    432,500
Edward D. Jones & Co., L.P. .......................    432,500
Total .............................................  8,650,000
                                                     =========

                                                                      SCHEDULE B


                            ATMOS ENERGY CORPORATION
                        8,650,000 Shares of Common Stock
                                 (No Par Value)

1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $24.75.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $205,524,000, being an amount equal to the initial public offering price set forth above less $0.99 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                                                      SCHEDULE C

                              List of Subsidiaries



1.   Atmos Energy Holdings, Inc.

2.   Atmos Energy Marketing, LLC

3.   Atmos Pipeline and Storage, LLC

4.   Atmos Power Systems, Inc.

5.   Atmos Energy Services, LLC

6.   LSG Acquisition Corporation

                                                                      SCHEDULE D

                 List of Persons and Entities Subject to Lock-Up


Travis Bain
Robert W. Best
Dan Busbee
R.W. Cardin
R. Earl Fischer
Thomas J. Garland
Richard K. Gordon
Louis P. Gregory
Gene L. Koonce
Wynn McGregor
Fred Meisenheimer
Thomas C. Meredith
Phillip E. Nichol
John P. Reddy
Lee E. Schlessman
Charles K. Vaughan
Richard Ware
J.D. Woodward

                                                                       Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)(i)


                  For the purposes of this opinion the term "Prospectus" shall have the meaning set forth in the Purchase Agreement and shall include the Prospectus Supplement, the Company's Annual Report on Form 10-K for the year ended September 30, 2003 (the "Form 10-K") and any other document incorporated by reference therein.

                  (i) The Company is validly existing as a corporation in good standing under the laws of the State of Texas.

                  (ii) The Company has corporate power and authority to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under the Purchase Agreement.

                  (iii) The Shares to be purchased by the Underwriters have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable, and no holder of the Shares is or will be subject to personal liability by reason of being such a holder.

                  (iv) The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company provided in the articles of incorporation or bylaws of the Company or by statute.

                  (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (vi) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (vii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and bylaws of the Company and the requirements of the New York Stock Exchange.

                  (viii) The information in the Prospectus under "Description of Common Stock" and in the Registration Statement under Item 15, to the extent that it purports to describe the Shares, or constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is correct in all material respects.

                  (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency under any law or regulation of the State of Texas or the United States of America that is generally applicable to the transactions of the nature contemplated under the Purchase Agreement (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under state securities or blue sky laws or with respect to regulatory matters, as to which we express no opinion), is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Shares by the Company.

                  (x) The execution, delivery and performance of the Purchase Agreement, by the Company, and the issuance and sale of the Shares by the Company do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any document filed or incorporated by reference as an exhibit to the Registration Statement or incorporated by reference therein (except for such violations, breaches, or defaults, or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or, to our knowledge, any order, judgment or decree of any court or governmental agency or body of the State of Texas or the United States of America binding on the Company (other than as to orders, judgments or decrees with respect to regulatory matters, as to which we express no opinion).

                  (xi) The execution, delivery and performance of the Purchase Agreement by the Company, and the issuance and sale of the Shares by the Company, do not and will not violate, any law, statute, rule, or regulation of any government or government instrumentality of the State of Texas or the United States of America that is generally applicable to transactions of the nature of those contemplated by the Purchase Agreement (other than as to regulatory matters, as to which we express no opinion). We express no opinion in this paragraph regarding federal or state securities laws.

                  (xii) The Company is not an "investment company" as such term is defined in the 1940 Act that is required to be registered under the 1940 Act.

                  (xiii) The Rights under the Company's Shareholder Rights Agreement, dated November 12, 1997, as amended, to which holders of the Shares will be entitled, have been duly authorized and, when issued and delivered by the Company pursuant to the terms therein, will be validly issued.

                  (xiv) The Company is not a "holding company" or, to our knowledge, a "subsidiary of a holding company," within the meaning of such terms as defined in the Public

Utility Holding Company Act of 1935; and to our knowledge, no person or corporation which is a "holding company" or a "subsidiary of a holding company," as so defined, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company.

                  We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company, and your representatives and counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements set forth in the Registration Statement or the Prospectus except insofar as such statements specifically relate to us and except to the extent set forth in the final sentence of the following paragraph.

                  On the basis of the foregoing, and except for the financial statements and schedules, pro forma financial information and other information of an accounting or financial nature included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective (which, for the purposes of this paragraph, shall have the meaning set forth in Rule 158(c) under the 1933 Act), or the Prospectus, as of its date or as of the date hereof, were not appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading or (ii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The opinions expressed above, and the statements made above, are solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and are not to be used for any other purpose, or circulated, quoted or otherwise referred to for any purpose, without, in each case, our written permission. We are aware that Shearman & Sterling LLP, your counsel, is relying, solely with respect to matters involving the laws of the State of Texas, on opinion paragraphs (i)-(v) and (xiv) herein in rendering their opinion to you required under Section 5(c) of the Purchase Agreement.

                                      * * *

                  In rendering such opinion, such counsel may state that its opinion is limited to the Federal laws of the United States and the laws of the State of Texas.

                                                                       Exhibit B



               FORM OF OPINION OF VIRGINIA COUNSEL TO THE COMPANY
                  TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)


                  For the purposes of this opinion the term "Prospectus" shall have the meaning set forth in the Purchase Agreement and shall include the Prospectus Supplement, the Form 10-K and any other document incorporated by reference therein.


                  (i) The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                  (iii) The Securities to be purchased by the Underwriters have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

                  (iv) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company provided in the charter or bylaws of the Company or by statute.

                  (v) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and bylaws of the Company.

                  (vi) The Rights under the Company's Shareholder Rights Agreement, dated November 12, 1997, as amended, to which holders of the Securities will be entitled, have been duly authorized and, when issued and delivered by the Company pursuant to the terms therein, will be validly issued.

                  Except with our prior written consent, no person other than the addressees of this opinion and Shearman & Sterling LLP, counsel for the Underwriters, shall be entitled to rely upon it. We are aware that this opinion will be relied upon by Shearman & Sterling LLP.

                                      * * *

                  In rendering such opinion, such counsel may state that its opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Virginia.

                                                                       Exhibit C

                FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

                  TO BE DELIVERED PURSUANT TO SECTION 5(b)(iii)


                  For the purposes of this opinion the term "Prospectus" shall have the meaning set forth in the Purchase Agreement and shall include the Prospectus Supplement, the Form 10-K and any other document incorporated by reference therein.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (v) Each Subsidiary has been duly incorporated or formed, as the case may be, and is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary or limited liability company membership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or limited liability company membership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

                  (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (vii) The documents incorporated by reference in the Registration Statement and the Prospectus (other than financial statements and schedules, pro forma financial information and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                  (viii) To the best of my knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or which is required to be described in the Prospectus that is not described as required.

                  (ix) The information in (a) the Prospectus under "Prospectus Supplement Summary--Atmos Energy Corporation", "The Acquisition--Description of the Acquisition", "The Acquisition--Financing for the Acquisition" and "Description of Common Stock", (b) the Form 10-K under "Item 1. - Business--Regulation", as modified or supplemented in the Prospectus by "Business--Regulation"; under "Item 1. - Business--Ratemaking Activity" in the Form 10-K, as modified or supplemented in the Prospectus by "Business--Rates"; under "Item 1. - Corporate Governance" in the Form 10-K; under "Item 2. - Properties" in the Form 10-K, as modified or supplemented in the Prospectus by "Business--Properties"; under "Item 3. - Legal Proceedings" in the Form 10-K,
(c) "Note 13. - Commitments and Contingencies" to the Company's 2003 Consolidated Financial Statements (contained in the Form 10-K) and (d) "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors that May Affect our Future Performance - Our Operations Are Subject to Regulation Which Can Directly Impact Our Operations" in the Form 10-K, to the extent that it constitutes matters of law, summaries of legal matters, the Company's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

                  (x) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                  (xi) All descriptions in the Registration Statement and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                  (xii) To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter, bylaws or other organizational document and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                  (xiii) The material franchises, permits and rights of the Company and its subsidiaries in each jurisdiction in which such franchise, permit or right is required are valid and adequate for the business in which it is engaged, and there do not exist, to the best of my knowledge, any restrictions in connection therewith that, solely or in the aggregate, would result in a Material Adverse Effect.

                  (xiv) There have been issued and, as of the date hereof, are in full force and effect orders or authorizations of the regulatory authorities of Colorado, Georgia, Illinois, Kentucky and Virginia, respectively, authorizing the issuance and sale of the Shares by the Company on the terms set forth or contemplated in the Purchase Agreement; and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which I express no opinion), is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement, or for the offering, issuance, sale or delivery of the Shares by the Company.

                  (xv) The execution, delivery and performance of the Purchase Agreement by the Company and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares by the Company and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such violations, breaches or defaults or liens, charges or encumbrances or a Repayment Event that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the charter, bylaws or other organizational documents of any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, binding on the Company or any subsidiary or any of their respective properties, assets or operations. I express no opinion in this paragraph regarding federal or state securities laws.

                  (xvi) The Company is not a "holding company" or, to the best of my knowledge after due inquiry, a "subsidiary of a holding company" , within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935; and to the best of my knowledge after due inquiry, no person or corporation which is a "holding company" or a "subsidiary of a holding company," as so defined, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company.

                  (xvii) The Merger Agreement and the LSG Parent Guaranty have been duly authorized, executed and delivered by LSG Acquisition Corporation and the Company, as the case may be.


                  Except for the financial statements and schedules, pro forma financial information and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief, no facts have come to my attention that led me to believe: (a) that the Registration Statement, at the time it became effective (which, for the purposes of this paragraph, shall have the meaning set forth in Rule 158(c) under the 1933 Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading or (b) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  This opinion is furnished by me as General Counsel for the Company to you pursuant to the terms of the Purchase Agreement. Except with my prior written consent, no person other than the addressees of this opinion and Shearman & Sterling LLP, counsel for the Underwriters, shall be entitled to rely on it. I am aware that this opinion will be relied upon by Shearman & Sterling LLP. This opinion may not be quoted, in whole or in part, or copies hereof furnished, to any other person without my prior written consent, except that you may furnish copies hereof to Shearman & Sterling LLP, your counsel.

                                      * * *

                  In rendering such opinion, such counsel may state that his opinion is limited to the Federal laws of the United States, the laws of the State of Texas and the Virginia Stock Corporation Act.

                                                                       Exhibit D



                    FORM OF LOCK-UP LETTER FROM DIRECTORS AND
                        OFFICERS PURSUANT TO SECTION 5(i)



                                                    July 7, 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
   as Representative of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement

c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated

4 World Financial Center
New York, New York  10080

                  Re: Proposed Public Offering by Atmos Energy Corporation

Dear Sirs:

                  The undersigned, a stockholder and/or officer and/or director of Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and the underwriters named in the within-mentioned purchase agreement propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, no par value (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or as an officer and/or as a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or request or demand that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, if: (1) during the last 17 days of the 90-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                                      Very truly yours,



                                      Signature:
                                                -------------------------------

                                      Print Name:
                                                 ------------------------------



                                      D-2